                               Exhibit 17(b)(iv)

                   Prospectus for Class A Shares of the FAIF
              Intermediate Tax Free Funds (California Intermediate
              Tax Free Fund, Colorado Intermediate Tax Free Fund,
               Intermediate Tax Free Fund, Minnesota Intermediate
  Tax Free Fund and Oregon Intermediate Tax Free Fund) dated December 30, 2000

                                                      DECEMBER 30, 2000


                                                      ASSET CLASSES

                                                       *   EQUITY FUNDS
                                                       *   FUNDS OF FUNDS
                                                       *   BOND FUNDS
                                                      (*)  TAX FREE FUNDS
                                                       *   MONEY MARKET FUNDS


PROSPECTUS

FIRST AMERICAN INVESTMENT FUNDS, INC.



FIRST AMERICAN

INTERMEDIATE
     TAX FREE
          FUNDS


CLASS A SHARES


CALIFORNIA INTERMEDIATE TAX FREE FUND
COLORADO INTERMEDIATE TAX FREE FUND
INTERMEDIATE TAX FREE FUND
MINNESOTA INTERMEDIATE TAX FREE FUND
OREGON INTERMEDIATE TAX FREE FUND

AS WITH ALL MUTUAL FUNDS, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SHARES OF THESE FUNDS, OR DETERMINED IF THE INFORMATION IN THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY STATEMENT TO THE CONTRARY IS A CRIMINAL OFFENSE.


[LOGO] FIRST AMERICAN FUNDS(R)
       THE POWER OF DISCIPLINED INVESTING(R)

Table of
CONTENTS

  FUND SUMMARIES
--------------------------------------------------------------------------------
          California Intermediate Tax Free Fund                        2
--------------------------------------------------------------------------------
          Colorado Intermediate Tax Free Fund                          4
--------------------------------------------------------------------------------
          Intermediate Tax Free Fund                                   6
--------------------------------------------------------------------------------
          Minnesota Intermediate Tax Free Fund                         8
--------------------------------------------------------------------------------
          Oregon Intermediate Tax Free Fund                           10
--------------------------------------------------------------------------------
  POLICIES & SERVICES
--------------------------------------------------------------------------------
          Buying Shares                                               12
--------------------------------------------------------------------------------
          Selling Shares                                              14
--------------------------------------------------------------------------------
          Managing Your Investment                                    15
--------------------------------------------------------------------------------
  ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
          Management                                                  17
--------------------------------------------------------------------------------
          More About The Funds                                        18
--------------------------------------------------------------------------------
          Financial Highlights                                        20
--------------------------------------------------------------------------------
  FOR MORE INFORMATION                                        Back Cover
--------------------------------------------------------------------------------

Fund Summaries
INTRODUCTION

This section of the prospectus describes the objectives of the First American Intermediate Tax Free Funds, summarizes the main investment strategies used by each fund in trying to achieve its objectives, and highlights the risks involved with these strategies. It also provides you with information about the performance, fees, and expenses of the funds.


AN INVESTMENT IN THE FUNDS IS NOT A DEPOSIT OF U.S. BANK NATIONAL ASSOCIATION AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                  1      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Fund Summaries
CALIFORNIA INTERMEDIATE TAX FREE FUND

--------------------------------------------------------------------------------
OBJECTIVE

California Intermediate Tax Free Fund has an objective of providing current income that is exempt from both federal income tax and California state income tax to the extent consistent with preservation of capital.

--------------------------------------------------------------------------------
MAIN INVESTMENT STRATEGIES

Under normal market conditions, California Intermediate Tax Free Fund invests at least 80% of its total assets in municipal securities that pay interest that is exempt from federal and California income tax, including the federal alternative minimum tax. The fund normally may invest up to 20% of its net assets in taxable obligations, including obligations the interest on which is subject to the federal alternative minimum tax.
The fund may invest in:

* "general obligation" bonds, which are backed by the full faith, credit and taxing power of the issuer.

* "revenue" bonds, which are payable only from the revenues generated by a specific project or from another specific revenue source.

*  participation interests in municipal leases.

* zero coupon municipal securities, which pay no cash income to their holders until they mature.

* inverse floating rate municipal securities (up to 10% of the fund's total assets).

In selecting securities for the fund, fund managers first determine their economic outlook and the direction in which inflation and interest rates are expected to move. In selecting individual securities consistent with this outlook, fund managers evaluate factors such as credit quality, yield, maturity, liquidity, and portfolio diversification.

The fund only invests in securities that, at the time of purchase, are either rated investment grade or are unrated and determined to be of comparable quality by the fund's advisor. If the rating of a security is reduced or discontinued after purchase, the fund is not required to sell the security, but may consider doing so. Unrated securities will not exceed 25% of the fund's total assets (not including unrated securities that have been pre-refunded with U.S. Government securities and U.S. Government agency securities).

The fund will attempt to maintain the weighted average maturity of its portfolio securities at three to 10 years under normal market conditions.

--------------------------------------------------------------------------------
MAIN RISKS

The price and yield of this fund will change daily due to changes in interest rates and other factors, which means you could lose money. The main risks of investing in this fund include:

INTEREST RATE RISK. Debt securities typically decrease in value when interest rates rise. This risk is usually greater for longer-term debt securities. Inverse floating rate municipal securities may be highly volatile as interest rates rise or fall. For additional explanation about inverse floating rate securities, see "More About The Funds -- Risks."

INCOME RISK. The fund's income could decline due to falling market interest rates.

CREDIT RISK. An issuer of debt securities may not make timely principal or interest payments on its securities. The revenue bonds and municipal lease obligations in which the fund invests may entail greater credit risk than the fund's investments in general obligation bonds.

CALL RISK. Some municipal securities held by the fund may be redeemed by the issuer, or "called," prior to their stated maturity dates. If a security is redeemed during a time of declining interest rates, the fund may be unable to reinvest in securities providing as high a level of income.

RISKS OF MUNICIPAL LEASE OBLIGATIONS. Many municipal leases and contracts contain "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for this purpose by the appropriate legislative body.

POLITICAL AND ECONOMIC RISK. Because the fund invests primarily in municipal securities issued by the state of California and its political subdivisions, the fund will be particularly affected by political and economic conditions and developments in that state. See the Statement of Additional Information for details. The value of municipal securities owned by the fund also may be adversely affected by future changes in federal or state income tax laws, including rate reductions or the imposition of a flat tax.

RISKS OF NON-DIVERSIFICATION. The fund is non-diversified. This means that it may invest a larger portion of its assets in a limited number of issuers than a diversified fund. Because a relatively high percentage of the fund's assets may be invested in the securities of a limited number of issuers, the fund may be more susceptible to any single economic, political, or regulatory occurrence than a diversified fund.

--------------------------------------------------------------------------------
FUND PERFORMANCE

Illustrations on the next page provide you with information on the fund's volatility and performance. Of course, past performance does not guarantee future results.

The bar chart shows you how performance of the fund's shares has varied from year to year. Sales charges are not reflected in the chart; if they were, returns would be lower. The table compares the fund's performance over different time periods to that of the fund's benchmark index, which is a broad measure of market performance. The fund's performance reflects sales charges and fund expenses; the benchmark is unmanaged and has no expenses.

Both the chart and the table assume that all distributions have been reinvested.


                  2      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Fund Summaries
CALIFORNIA INTERMEDIATE TAX FREE FUND CONTINUED

--------------------------------------------------------------------------------
FUND PERFORMANCE (CONTINUED)

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR(1),(2)

[BAR CHART]

5.82%     -0.90%
--------------------------------------------------------------------------------
1998      1999

Best Quarter:    Quarter ending    September 30, 1998      3.77%
Worst Quarter:   Quarter ending    June 30, 1999          (1.86)%

AVERAGE ANNUAL TOTAL RETURNS                Inception                      Since
AS OF 12/31/99(2)                                Date      One Year    Inception
--------------------------------------------------------------------------------
California Intermediate Tax Free Fund          8/8/97       (3.36)%        2.11%
--------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index(3)                       (0.14)%        3.98%
--------------------------------------------------------------------------------

(1)Total return for the period from 1/1/00 through 9/30/00 was 6.42%.

(2)The fund has previously presented the performance history of an unregistered predecessor common trust fund for periods prior to the fund's registration under the Investment Company Act of 1940 on 8/8/97. The fund has determined that, going forward, it will present performance information only for periods subsequent to the fund's registration.

(3)An unmanaged index comprised of fixed rate, investment grade tax-exempt bonds with maturities between six and eight years. The since inception performance for the index is calculated from 8/31/97.

--------------------------------------------------------------------------------
FEES AND EXPENSES

As an investor, you pay fees and expenses to buy and hold shares of the fund. You pay shareholder fees directly when you buy or sell shares. You pay annual fund operating expenses indirectly since they are deducted from fund assets. The figures below show fund expenses during the fiscal year ended September 30, 2000.(1)

--------------------------------------------------------------------------------
SHAREHOLDER FEES                                                      CLASS A
--------------------------------------------------------------------------------
 MAXIMUM SALES CHARGE (LOAD)
 AS A % OF OFFERING PRICE                                               2.50%(2)

 ANNUAL MAINTENANCE FEE(3)
 ONLY CHARGED TO ACCOUNTS WITH BALANCES BELOW $500                      $ 25

ANNUAL FUND OPERATING EXPENSES AS A % OF AVERAGE NET ASSETS
--------------------------------------------------------------------------------
 Management Fees                                                        0.70%
 Distribution and Service (12b-1) Fees                                  0.25%
 Other Expenses                                                         0.23%
 TOTAL                                                                  1.18%
--------------------------------------------------------------------------------

(1)Actual expenses for the fiscal year were lower than those shown in the table because of voluntary fee waivers by the advisor and the distributor. The net expenses the fund actually paid after waivers for the fiscal year ended September 30, 2000, were:

     Waiver of Fund Expenses                                          (0.48)%
     TOTAL ACTUAL ANNUAL OPERATING EXPENSES (AFTER WAIVERS)            0.70%

THE DISTRIBUTOR INTENDS TO WAIVE PAYMENT OF ALL 12b-1 FEES DURING THE CURRENT FISCAL YEAR. IN ADDITION, THE ADVISOR INTENDS TO WAIVE FEES DURING THE CURRENT FISCAL YEAR SO THAT TOTAL FUND OPERATING EXPENSES DO NOT EXCEED 0.70%. FEE WAIVERS MAY BE DISCONTINUED AT ANY TIME.

(2)Certain investors may qualify for reduced sales charges. Investments of $1 million or more on which no front-end sales charge is paid may be subject to a contingent deferred sales charge. See "Buying Shares -- Calculating Your Share Price."

(3)The fund reserves the right to charge your account an annual maintenance fee of $25 if your balance falls below $500 as a result of selling or exchanging shares. See "Policies & Services -- Selling Shares, Accounts with Low Balances."

--------------------------------------------------------------------------------

 EXAMPLE This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that the fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:

--------------------------------------------------------------------------------
   1 year                                                                 $  367
   3 years                                                                $  615
   5 years                                                                $  883
  10 years                                                                $1,646


                  3      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Fund Summaries
COLORADO INTERMEDIATE TAX FREE FUND

--------------------------------------------------------------------------------
OBJECTIVE

Colorado Intermediate Tax Free Fund has an objective of providing current income that is exempt from both federal income tax and Colorado state income tax to the extent consistent with preservation of capital.

--------------------------------------------------------------------------------
MAIN INVESTMENT STRATEGIES

Under normal market conditions, Colorado Intermediate Tax Free Fund invests at least 80% of its total assets in municipal securities that pay interest that is exempt from federal and Colorado income tax, including the federal alternative minimum tax. The fund normally may invest up to 20% of its net assets in taxable obligations, including obligations the interest on which is subject to the federal alternative minimum tax. The fund may invest in:

* "general obligation" bonds, which are backed by the full faith, credit and taxing power of the issuer.

* "revenue" bonds, which are payable only from the revenues generated by a specific project or from another specific revenue source.

*  participation interests in municipal leases.

* zero coupon municipal securities, which pay no cash income to their holders until they mature.

* inverse floating rate municipal securities (up to 10% of the fund's total assets).

In selecting securities for the fund, fund managers first determine their economic outlook and the direction in which inflation and interest rates are expected to move. In selecting individual securities consistent with this outlook, fund managers evaluate factors such as credit quality, yield, maturity, liquidity, and portfolio diversification.

The fund only invests in securities that, at the time of purchase, are either rated investment grade or are unrated and determined to be of comparable quality by the fund's advisor. If the rating of a security is reduced or discontinued after purchase, the fund is not required to sell the security, but may consider doing so. Unrated securities will not exceed 25% of the fund's total assets (not including unrated securities that have been pre-refunded with U.S. Government securities and U.S. Government agency securities).

The fund will attempt to maintain the weighted average maturity of its portfolio securities at three to 10 years under normal market conditions.

--------------------------------------------------------------------------------
MAIN RISKS

The price and yield of this fund will change daily due to changes in interest rates and other factors, which means you could lose money. The main risks of investing in this fund include:

INTEREST RATE RISK. Debt securities typically decrease in value when interest rates rise. This risk is usually greater for longer-term debt securities. Inverse floating rate securities may be highly volatile as interest rates rise or fall. For additional explanation about inverse floating rate securities, see "More About The Funds -- Risks."

INCOME RISK. The fund's income could decline due to falling market interest rates.

CREDIT RISK. An issuer of debt securities may not make timely principal or interest payments on its securities. The revenue bonds and municipal lease obligations in which the fund invests may entail greater credit risk than the fund's investments in general obligation bonds.

CALL RISK. Some municipal securities held by the fund may be redeemed by the issuer, or "called," prior to their stated maturity dates. If a security is redeemed during a time of declining interest rates, the fund may be unable to reinvest in securities providing as high a level of income.

RISKS OF MUNICIPAL LEASE OBLIGATIONS. Many municipal leases and contracts contain "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for this purpose by the appropriate legislative body.

POLITICAL AND ECONOMIC RISK. Because the fund invests primarily in municipal securities issued by the state of Colorado and its political subdivisions, the fund will be particularly affected by political and economic conditions and developments in that state. See the Statement of Additional Information for details. The value of municipal securities owned by the fund also may be adversely affected by future changes in federal or state income tax laws, including rate reductions or the imposition of a flat tax.

RISKS OF NON-DIVERSIFICATION. The fund is non-diversified. This means that it may invest a larger portion of its assets in a limited number of issuers than a diversified fund. Because a relatively high percentage of the fund's assets may be invested in the securities of a limited number of issuers, the fund may be more susceptible to any single economic, political or regulatory occurrence than a diversified fund.

--------------------------------------------------------------------------------
FUND PERFORMANCE

Illustrations on the next page provide you with information on the fund's volatility and performance. Of course, past performance does not guarantee future results.

The bar chart shows you how performance of the fund's shares has varied from year to year. Sales charges are not reflected in the chart; if they were, returns would be lower. The table compares the fund's performance over different time periods to that of the fund's benchmark index, which is a broad measure of market performance. The fund's performance reflects sales charges and fund expenses; the benchmark is unmanaged and has no expenses.

Both the chart and the table assume that all distributions have been reinvested.


                  4      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Fund Summaries
COLORADO INTERMEDIATE TAX FREE FUND CONTINUED

--------------------------------------------------------------------------------
FUND PERFORMANCE (CONTINUED)

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR(1)

[BAR CHART]

12.33%    3.86%     7.07%     5.44%     -1.58%
--------------------------------------------------------------------------------
1995      1996      1997      1998      1999

Best Quarter:      Quarter ending     March 31, 1995       5.18%
Worst Quarter:     Quarter ending     June 30, 1999       (1.85)%

AVERAGE ANNUAL TOTAL RETURNS        Inception                              Since
AS OF 12/31/99                           Date   One Year   Five Years  Inception
--------------------------------------------------------------------------------
Colorado Intermediate Tax Free Fund    4/4/94    (4.08)%        4.78%      4.66%
--------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index(2)            (0.14)%        6.36%      5.65%
--------------------------------------------------------------------------------

(1)Total return for the period from 1/1/00 through 9/30/00 was 4.97%.

(2)An unmanaged index comprised of fixed rate, investment grade tax-exempt bonds with maturities between six and eight years. The since inception performance for the index is calculated from 4/30/94.

--------------------------------------------------------------------------------
FEES AND EXPENSES

As an investor, you pay fees and expenses to buy and hold shares of the fund. You pay shareholder fees directly when you buy or sell shares. You pay annual fund operating expenses indirectly since they are deducted from fund assets. The figures below show fund expenses during the fiscal year ended September 30, 2000.(1)

--------------------------------------------------------------------------------
SHAREHOLDER FEES                                                      CLASS A
--------------------------------------------------------------------------------
 MAXIMUM SALES CHARGE (LOAD)
 AS A % OF OFFERING PRICE                                               2.50%(2)

 ANNUAL MAINTENANCE FEE(3)
 ONLY CHARGED TO ACCOUNTS WITH BALANCES BELOW $500                      $ 25

ANNUAL FUND OPERATING EXPENSES AS A % OF AVERAGE NET ASSETS
--------------------------------------------------------------------------------
 Management Fees                                                        0.70%
 Distribution and Service (12b-1) Fees                                  0.25%
 Other Expenses                                                         0.30%
 TOTAL                                                                  1.25%
--------------------------------------------------------------------------------

(1)Actual expenses for the fiscal year were lower than those shown in the table because of voluntary fee waivers by the advisor and the distributor. The net expenses the fund actually paid after waivers for the fiscal year ended September 30, 2000, were:

     Waiver of Fund Expenses                                          (0.55)%
     TOTAL ACTUAL ANNUAL OPERATING EXPENSES (AFTER WAIVERS)            0.70%

THE DISTRIBUTOR INTENDS TO WAIVE PAYMENT OF ALL 12b-1 FEES DURING THE CURRENT FISCAL YEAR. IN ADDITION, THE ADVISOR INTENDS TO WAIVE FEES DURING THE CURRENT FISCAL YEAR SO THAT TOTAL OPERATING EXPENSES DO NOT EXCEED 0.70%. FEE WAIVERS MAY BE DISCONTINUED AT ANY TIME.

(2)Certain investors may qualify for reduced sales charges. Investments of $1 million or more on which no front-end sales charge is paid may be subject to a contingent deferred sales charge. See "Buying Shares -- Calculating Your Share Price."

(3)The fund reserves the right to charge your account an annual maintenance fee of $25 if your balance falls below $500 as a result of selling or exchanging shares. See "Policies & Services -- Selling Shares, Accounts with Low Balances."

--------------------------------------------------------------------------------

 EXAMPLE This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that the fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:

--------------------------------------------------------------------------------
   1 year                                                                 $  374
   3 years                                                                $  637
   5 years                                                                $  919
  10 years                                                                $1,724

                  5      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Fund Summaries
INTERMEDIATE TAX FREE FUND

--------------------------------------------------------------------------------
OBJECTIVE

Intermediate Tax Free Fund has an objective of providing current income that is exempt from federal income tax to the extent consistent with preservation of capital.

--------------------------------------------------------------------------------
MAIN INVESTMENT STRATEGIES

Under normal market conditions, Intermediate Tax Free Fund invests at least 80% of its total assets in municipal securities that pay interest that is exempt from federal income tax, including the federal alternative minimum tax. The fund normally may invest up to 20% of its net assets in taxable obligations, including obligations the interest on which is subject to the federal alternative minimum tax. The fund may invest in:

* "general obligation" bonds, which are backed by the full faith, credit and taxing power of the issuer.

* "revenue" bonds, which are payable only from the revenues generated by a specific project or from another specific revenue source.

*  participation interests in municipal leases.

* zero coupon municipal securities, which pay no cash income to their holders until they mature.

* inverse floating rate municipal securities (up to 10% of the fund's total assets).

In selecting securities for the fund, fund managers first determine their economic outlook and the direction in which inflation and interest rates are expected to move. In selecting individual securities consistent with this outlook, fund managers evaluate factors such as credit quality, yield, maturity, liquidity, and portfolio and geographical diversification.

The fund only invests in securities that, at the time of purchase, are either rated investment grade or are unrated and determined to be of comparable quality by the fund's advisor. If the rating of a security is reduced or discontinued after purchase, the fund is not required to sell the security, but may consider doing so. Unrated securities will not exceed 25% of the fund's total assets (not including unrated securities that have been pre-refunded with U.S. Government securities and U.S. Government agency securities).

The fund will attempt to maintain the weighted average maturity of its portfolio securities at three to 10 years under normal market conditions.

--------------------------------------------------------------------------------
MAIN RISKS

The price and yield of this fund will change daily due to changes in interest rates and other factors, which means you could lose money. The main risks of investing in this fund include:

INTEREST RATE RISK. Debt securities typically decrease in value when interest rates rise. This risk is usually greater for longer-term debt securities. Inverse floating rate securities may be highly volatile as interest rates rise or fall. For additional explanation about inverse floating rate securities, see "More About The Funds -- Risks."

INCOME RISK. The fund's income could decline due to falling market interest rates.

CREDIT RISK. An issuer of debt securities may not make timely principal or interest payments on its securities. The revenue bonds and municipal lease obligations in which the fund invests may entail greater credit risk than the fund's investments in general obligation bonds.

CALL RISK. Some municipal securities held by the fund may be redeemed by the issuer, or "called," prior to their stated maturity dates. If a security is redeemed during a time of declining interest rates, the fund may be unable to reinvest in securities providing as high a level of income.

RISKS OF MUNICIPAL LEASE OBLIGATIONS. Many municipal leases and contracts contain "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for this purpose by the appropriate legislative body.

POLITICAL AND ECONOMIC RISK. The value of municipal securities owned by the fund may be adversely affected by state and local political and economic conditions and developments, or by future changes in federal or state income tax laws, including rate reductions or the imposition of a flat tax.

--------------------------------------------------------------------------------
FUND PERFORMANCE

Illustrations on the next page provide you with information on the fund's volatility and performance. Of course, past performance does not guarantee future results.

The bar chart shows you how performance of the fund's shares has varied from year to year. Sales charges are not reflected in the chart; if they were, returns would be lower. The table compares the fund's performance over different time periods to that of the fund's benchmark index, which is a broad measure of market performance. The fund's performance reflects sales charges and fund expenses; the benchmark is unmanaged and has no expenses.

Both the chart and the table assume that all distributions have been reinvested.


                  6      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Fund Summaries
INTERMEDIATE TAX FREE FUND CONTINUED

--------------------------------------------------------------------------------
FUND PERFORMANCE (CONTINUED)

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR

[BAR CHART]

5.54%     8.44%     6.49%     8.20%     -2.95%    12.89%    3.72%     6.79%     5.38%     -1.46%
------------------------------------------------------------------------------------------------
1990      1991      1992      1993      1994      1995      1996      1997      1998      1999

Best Quarter:      Quarter ending     March 31, 1995       5.10%
Worst Quarter:     Quarter ending     March 31, 1994      (4.10)%

AVERAGE ANNUAL TOTAL RETURNS          Inception
AS OF 12/31/99                             Date  One Year  Five Years  Ten Years
--------------------------------------------------------------------------------
Intermediate Tax Free Fund             12/22/87   (3.93)%       4.83%      4.94%
--------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index(2)             (0.14)%       6.36%      6.60%
--------------------------------------------------------------------------------

(1)Total return for the period from 1/1/00 through 9/30/00 was 5.40%.

(2)An unmanaged index comprised of fixed rate, investment grade tax-exempt bonds with maturities between six and eight years.

--------------------------------------------------------------------------------
FEES AND EXPENSES

As an investor, you pay fees and expenses to buy and hold shares of the fund. You pay shareholder fees directly when you buy or sell shares. You pay annual fund operating expenses indirectly since they are deducted from fund assets. The figures below show fund expenses during the fiscal year ended September 30, 2000.(1)

--------------------------------------------------------------------------------
SHAREHOLDER FEES                                                      CLASS A
--------------------------------------------------------------------------------
 MAXIMUM SALES CHARGE (LOAD)
 AS A % OF OFFERING PRICE                                               2.50%(2)

 ANNUAL MAINTENANCE FEE(3)
 ONLY CHARGED TO ACCOUNTS WITH BALANCES BELOW $500                      $ 25

ANNUAL FUND OPERATING EXPENSES AS A % OF AVERAGE NET ASSETS
--------------------------------------------------------------------------------

 Management Fees                                                        0.70%
 Distribution and Service (12b-1) Fees                                  0.25%
 Other Expenses                                                         0.17%
 TOTAL                                                                  1.12%
--------------------------------------------------------------------------------

(1)Actual expenses for the fiscal year were lower than those shown in the table because of voluntary fee waivers by the advisor and the distributor. The net expenses the fund actually paid after waivers for the fiscal year ended September 30, 2000, were:

     Waiver of Fund Expenses                                          (0.42)%
     TOTAL ACTUAL ANNUAL OPERATING EXPENSES (AFTER WAIVERS)            0.70%

THE DISTRIBUTOR INTENDS TO WAIVE PAYMENT OF ALL 12b-1 FEES DURING THE CURRENT FISCAL YEAR. IN ADDITION, THE ADVISOR INTENDS TO WAIVE FEES DURING THE CURRENT FISCAL YEAR SO THAT TOTAL FUND OPERATING EXPENSES DO NOT EXCEED 0.70%. FEE WAIVERS MAY BE DISCONTINUED AT ANY TIME.

(2)Certain investors may qualify for reduced sales charges. Investments of $1 million or more on which no front-end sales charge is paid may be subject to a contingent deferred sales charge. See "Buying Shares -- Calculating Your Share Price."

(3)The fund reserves the right to charge your account an annual maintenance fee of $25 if your balance falls below $500 as a result of selling or exchanging shares. See "Policies & Services -- Selling Shares, Accounts with Low Balances."

--------------------------------------------------------------------------------

 EXAMPLE This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that the fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:

--------------------------------------------------------------------------------

   1 year                                                                 $  361
   3 years                                                                $  597
   5 years                                                                $  851
  10 years                                                                $1,579

                  7      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Fund Summaries
MINNESOTA INTERMEDIATE TAX FREE FUND

--------------------------------------------------------------------------------
OBJECTIVE

Minnesota Intermediate Tax Free Fund has an objective of providing current income that is exempt from both federal income tax and Minnesota state income tax to the extent consistent with preservation of capital.

--------------------------------------------------------------------------------
MAIN INVESTMENT STRATEGIES

Under normal market conditions, Minnesota Intermediate Tax Free Fund invests at least 80% of its total assets in municipal securities that pay interest that is exempt from federal and Minnesota income tax, including federal and state of Minnesota alternative minimum tax. The fund normally may invest up to 20% of its net assets in taxable obligations, including obligations the interest on which is subject to federal and state of Minnesota alternative minimum tax. The fund may invest in:

* "general obligation" bonds, which are backed by the full faith, credit and taxing power of the issuer.

* "revenue" bonds, which are payable only from the revenues generated by a specific project or from another specific revenue source.

*  participation interests in municipal leases.

* zero coupon municipal securities, which pay no cash income to their holders until they mature.

* inverse floating rate municipal securities (up to 10% of the fund's total assets).

In selecting securities for the fund, fund managers first determine their economic outlook and the direction in which inflation and interest rates are expected to move. In selecting individual securities consistent with this outlook, fund managers evaluate factors such as credit quality, yield, maturity, liquidity, and portfolio diversification.

The fund only invests in securities that, at the time of purchase, are either rated investment grade or are unrated and determined to be of comparable quality by the fund's advisor. If the rating of a security is reduced or discontinued after purchase, the fund is not required to sell the security, but may consider doing so. Unrated securities will not exceed 25% of the fund's total assets (not including unrated securities that have been pre-refunded with U.S. Government securities and U.S. Government agency securities).

The fund will attempt to maintain the weighted average maturity of its portfolio securities at three to 10 years under normal market conditions.

--------------------------------------------------------------------------------
MAIN RISKS

The price and yield of this fund will change daily due to changes in interest rates and other factors, which means you could lose money. The main risks of investing in this fund include:

INTEREST RATE RISK. Debt securities typically decrease in value when interest rates rise. This risk is usually greater for longer-term debt securities. Inverse floating rate municipal securities may be highly volatile as interest rates rise or fall. For additional explanation about inverse floating rate securities, see "More About The Funds -- Risks."

INCOME RISK. The fund's income could decline due to falling market interest rates.

CREDIT RISK. An issuer of debt securities may not make timely principal or interest payments on its securities. The revenue bonds and municipal lease obligations in which the fund invests may entail greater credit risk than the fund's investments in general obligation bonds.

CALL RISK. Some municipal securities held by the fund may be redeemed by the issuer, or "called," prior to their stated maturity dates. If a security is redeemed during a time of declining interest rates, the fund may be unable to reinvest in securities providing as high a level of income.

RISKS OF MUNICIPAL LEASE OBLIGATIONS. Many municipal leases and contracts contain "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for this purpose by the appropriate legislative body.

POLITICAL AND ECONOMIC RISK. Because the fund invests primarily in municipal securities issued by the state of Minnesota and its political subdivisions, the fund will be particularly affected by political and economic conditions and developments in that state. See the Statement of Additional Information for details. The value of municipal securities owned by the fund also may be adversely affected by future changes in federal or state income tax laws, including rate reductions or the imposition of a flat tax.

RISKS OF NON-DIVERSIFICATION. The fund is non-diversified. This means that it may invest a larger portion of its assets in a limited number of issuers than a diversified fund. Because a relatively high percentage of the fund's assets may be invested in the securities of a limited number of issuers, the fund may be more susceptible to any single economic, political or regulatory occurrence than a diversified fund.

--------------------------------------------------------------------------------
FUND PERFORMANCE

Illustrations on the next page provide you with information on the fund's volatility and performance. Of course, past performance does not guarantee future results.

The bar chart shows you how performance of the fund's shares has varied from year to year. Sales charges are not reflected in the chart; if they were, returns would be lower. The table compares the fund's performance over different time periods to that of the fund's benchmark index, which is a broad measure of market performance. The fund's performance reflects sales charges and fund expenses; the benchmark is unmanaged and has no expenses.

Both the chart and the table assume that all distributions have been reinvested.


                  8      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Fund Summaries
MINNESOTA INTERMEDIATE TAX FREE FUND CONTINUED

--------------------------------------------------------------------------------
FUND PERFORMANCE (CONTINUED)

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR(1)

[BAR CHART]

12.67%    3.82%     6.74%     5.34%     -1.26%
--------------------------------------------------------------------------------
 1995     1996      1997      1998      1999

Best Quarter:      Quarter ending     March 31, 1995       5.30%
Worst Quarter:     Quarter ending     June 30, 1999       (1.62)%

AVERAGE ANNUAL TOTAL RETURNS        Inception                              Since
AS OF 12/31/99                           Date  One Year   Five Years   Inception
--------------------------------------------------------------------------------
Minnesota Intermediate Tax Free Fund  2/25/94   (3.72)%        4.84%       3.64%
--------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index(2)           (0.14)%        6.36%       5.13%
--------------------------------------------------------------------------------

(1)Total return for the period from 1/1/00 through 9/30/00 was 5.14%.

(2)An unmanaged index comprised of fixed rate, investment grade tax-exempt bonds with maturities between six and eight years. The since inception performance for the index is calculated from 2/28/94.

--------------------------------------------------------------------------------
FEES AND EXPENSES

As an investor, you pay fees and expenses to buy and hold shares of the fund. You pay shareholder fees directly when you buy or sell shares. You pay annual fund operating expenses indirectly since they are deducted from fund assets. The figures below show fund expenses during the fiscal year ended September 30, 2000.(1)

--------------------------------------------------------------------------------
SHAREHOLDER FEES                                                      CLASS A
--------------------------------------------------------------------------------
 MAXIMUM SALES CHARGE (LOAD)
 AS A % OF OFFERING PRICE                                               2.50%(2)

 ANNUAL MAINTENANCE FEE(3)
 ONLY CHARGED TO ACCOUNTS WITH BALANCES BELOW $500                      $ 25

ANNUAL FUND OPERATING EXPENSES AS A % OF AVERAGE NET ASSETS
--------------------------------------------------------------------------------

 Management Fees                                                        0.70%
 Distribution and Service (12b-1) Fees                                  0.25%
 Other Expenses                                                         0.17%
 TOTAL                                                                  1.12%

--------------------------------------------------------------------------------

(1)Actual expenses for the fiscal year were lower than those shown in the table because of voluntary fee waivers by the advisor and the distributor. The net expenses the fund actually paid after waivers for the fiscal year ended September 30, 2000, were:

     Waiver of Fund Expenses                                          (0.42)%
     TOTAL ACTUAL ANNUAL OPERATING EXPENSES (AFTER WAIVERS)            0.70%

THE DISTRIBUTOR INTENDS TO WAIVE PAYMENT OF ALL 12b-1 FEES DURING THE CURRENT FISCAL YEAR. IN ADDITION, THE ADVISOR INTENDS TO WAIVE FEES DURING THE CURRENT FISCAL YEAR SO THAT TOTAL FUND OPERATING EXPENSES DO NOT EXCEED 0.70%. FEE WAIVERS MAY BE DISCONTINUED AT ANY TIME.

(2)Certain investors may qualify for reduced sales charges. Investments of $1 million or more on which no front-end sales charge is paid may be subject to a contingent deferred sales charge. See "Buying Shares -- Calculating Your Share Price."

(3)The fund reserves the right to charge your account an annual maintenance fee of $25 if your balance falls below $500 as a result of selling or exchanging shares. See "Policies & Services -- Selling Shares, Accounts with Low Balances."

--------------------------------------------------------------------------------

 EXAMPLE This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that the fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:

--------------------------------------------------------------------------------

   1 year                                                                 $  361
   3 years                                                                $  597
   5 years                                                                $  851
  10 years                                                                $1,579

                  9      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Fund Summaries
OREGON INTERMEDIATE TAX FREE FUND

--------------------------------------------------------------------------------
OBJECTIVE

Oregon Intermediate Tax Free Fund has an objective of providing current income that is exempt from both federal income tax and Oregon state income tax to the extent consistent with preservation of capital.

--------------------------------------------------------------------------------
MAIN INVESTMENT STRATEGIES

Under normal market conditions, Oregon Intermediate Tax Free Fund invests at least 80% of its total assets in municipal securities that pay interest that is exempt from federal and Oregon state income tax, including the federal alternative minimum tax. The fund normally may invest up to 20% of its net assets in taxable obligations, including obligations the interest on which is subject to the federal alternative minimum tax. The fund may invest in:

* "general obligation" bonds, which are backed by the full faith, credit and taxing power of the issuer.

* "revenue" bonds, which are payable only from the revenues generated by a specific project or from another specific revenue source.

*  participation interests in municipal leases.

* zero coupon municipal securities, which pay no cash income to their holders until they mature.

* inverse floating rate municipal securities (up to 10% of the fund's total assets).

In selecting securities for the fund, fund managers first determine their economic outlook and the direction in which inflation and interest rates are expected to move. In selecting individual securities consistent with this outlook, fund managers evaluate factors such as credit quality, yield, maturity, liquidity, and portfolio diversification.

The fund only invests in securities that, at the time of purchase, are either rated investment grade or are unrated and determined to be of comparable quality by the fund's advisor. If the rating of a security is reduced or discontinued after purchase, the fund is not required to sell the security, but may consider doing so. Unrated securities will not exceed 25% of the fund's total assets (not including unrated securities that have been pre-refunded with U.S. Government securities and U.S. Government agency securities).

The fund will attempt to maintain the weighted average maturity of its portfolio securities at three to 10 years under normal market conditions.

--------------------------------------------------------------------------------
MAIN RISKS

The price and yield of this fund will change daily due to changes in interest rates and other factors, which means you could lose money. The main risks of investing in this fund include:

INTEREST RATE RISK. Debt securities typically decrease in value when interest rates rise. This risk is usually greater for longer-term debt securities. Inverse floating rate municipal securities may be highly volatile as interest rates rise or fall. For additional explanation about inverse floating rate securities, see "More About The Funds -- Risks."

INCOME RISK. The fund's income could decline due to falling market interest rates.

CREDIT RISK. An issuer of debt securities may not make timely principal or interest payments on its securities. The revenue bonds and municipal lease obligations in which the fund invests may entail greater credit risk than the fund's investments in general obligation bonds.

CALL RISK. Some municipal securities held by the fund may be redeemed by the issuer, or "called," prior to their stated maturity dates. If a security is redeemed during a time of declining interest rates, the fund may be unable to reinvest in securities providing as high a level of income.

RISKS OF MUNICIPAL LEASE OBLIGATIONS. Many municipal leases and contracts contain "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for this purpose by the appropriate legislative body.

POLITICAL AND ECONOMIC RISK. Because the fund invests primarily in municipal securities issued by the state of Oregon and its political subdivisions, the fund will be particularly affected by political and economic conditions and developments in that state. See the Statement of Additional Information for details. The value of municipal securities owned by the fund also may be adversely affected by future changes in federal or state income tax laws, including rate reductions or the imposition of a flat tax.

RISKS OF NON-DIVERSIFICATION. The fund is non-diversified. This means that it may invest a larger portion of its assets in a limited number of issuers than a diversified fund. Because a relatively high percentage of the fund's assets may be invested in the securities of a limited number of issuers, the fund may be more susceptible to any single economic, political or regulatory occurrence than a diversified fund.

--------------------------------------------------------------------------------
FUND PERFORMANCE

Illustrations on the next page provide you with information on the fund's volatility and performance. Of course, past performance does not guarantee future results.

The bar chart shows you how performance of the fund's shares has varied from year to year. Sales charges are not reflected in the chart; if they were, returns would be lower. The table compares the fund's performance over different time periods to that of the fund's benchmark index, which is a broad measure of market performance. The fund's performance reflects fund expenses; the benchmark is unmanaged and has no expenses.

Information in the bar chart and the table is for the fund's Class Y shares, which are offered through another prospectus. Information for Class A shares is not presented because those shares have not been offered for a full calendar year. The Class A and Class Y shares will have substantially similar returns, because they are invested in the same portfolio of securities. However, Class A share returns will be lower because these shares have higher expenses.

Both the chart and the table assume that all distributions have been reinvested.


                 10      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Fund Summaries
OREGON INTERMEDIATE TAX FREE FUND CONTINUED

--------------------------------------------------------------------------------
FUND PERFORMANCE (CONTINUED)

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR(1),(2)

[BAR CHART]

7.63%     9.89%     7.19%     8.96%     -2.66%    11.27%    3.31%     7.06%     5.36%    -1.50%
-----------------------------------------------------------------------------------------------
1990      1991      1992      1993      1994      1995      1996      1997      1998     1999

Best Quarter:    Quarter ending    December 31, 1990      4.49%
Worst Quarter:   Quarter ending    March 31, 1994        (3.41)%

AVERAGE ANNUAL TOTAL RETURNS
AS OF 12/31/99(2)                              One Year   Five Years   Ten Years
--------------------------------------------------------------------------------
Oregon Intermediate Tax Free Fund (Class Y)(3)  (3.97)%        4.48%       5.29%
--------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index(4)           (0.14)%        6.36%       6.60%
--------------------------------------------------------------------------------

(1)Total return for the period from 1/1/00 through 9/30/00 was 2.48%.

(2)Performance prior to 8/8/97 is that of Oregon Municipal Bond Trust Fund, a predecessor common trust fund. On 8/8/97, substantially all of the assets of Oregon Municipal Bond Trust Fund were transferred into Oregon Intermediate Tax Free Fund. The objectives, policies, and guidelines of the two funds were, in all material respects, identical. Oregon Municipal Bond Trust Fund's performance is adjusted to reflect Oregon Intermediate Tax Free Fund's Class Y share fees and expenses, before any fee waivers. Oregon Municipal Bond Trust Fund was not registered under the Investment Company Act of 1940 and therefore was not subject to certain investment restrictions that might have adversely affected performance.

(3)Class Y share returns have been adjusted to reflect the 2.50% front-end sales charge imposed on Class A shares. Class Y shares have no sales charges. Class A share inception date is 2/1/99.

(4)An unmanaged index comprised of fixed rate, investment grade tax-exempt bonds with maturities between six and eight years. The since inception performance for the index is calculated from 8/31/97.

--------------------------------------------------------------------------------
FEES AND EXPENSES

As an investor, you pay fees and expenses to buy and hold shares of the fund. You pay shareholder fees directly when you buy or sell shares. You pay annual fund operating expenses indirectly since they are deducted from fund assets. The figures below show fund expenses during the fiscal year ended September 30, 2000.(1)

--------------------------------------------------------------------------------
SHAREHOLDER FEES                                                      CLASS A
--------------------------------------------------------------------------------
 MAXIMUM SALES CHARGE (LOAD)
 AS A % OF OFFERING PRICE                                               2.50%(2)

 ANNUAL MAINTENANCE FEE(3)
 ONLY CHARGED TO ACCOUNTS WITH BALANCES BELOW $500                      $ 25

ANNUAL FUND OPERATING EXPENSES AS A % OF AVERAGE NET ASSETS
--------------------------------------------------------------------------------

 Management Fees                                                        0.70%
 Distribution and Service (12b-1) Fees                                  0.25%
 Other Expenses                                                         0.18%
 TOTAL                                                                  1.13%

--------------------------------------------------------------------------------

(1)Actual expenses for the fiscal year were lower than those shown in the table because of voluntary fee waivers by the advisor and the distributor. The net expenses the fund actually paid after waivers for the fiscal year ended September 30, 2000, were:

     Waiver of Fund Expenses                                          (0.43)%
     TOTAL ACTUAL ANNUAL OPERATING EXPENSES (AFTER WAIVERS)            0.70%

THE DISTRIBUTOR INTENDS TO WAIVE PAYMENT OF ALL 12b-1 FEES DURING THE CURRENT FISCAL YEAR. IN ADDITION, THE ADVISOR INTENDS TO WAIVE FEES DURING THE CURRENT FISCAL YEAR SO THAT TOTAL FUND OPERATING EXPENSES DO NOT EXCEED 0.70%. FEE WAIVERS MAY BE DISCONTINUED AT ANY TIME.

(2)Certain investors may qualify for reduced sales charges. Investments of $1 million or more on which no front-end sales charge is paid may be subject to a contingent deferred sales charge. See "Buying Shares -- Calculating Your Share Price."

(3)The fund reserves the right to charge your account an annual maintenance fee of $25 if your balance falls below $500 as a result of selling or exchanging shares. See "Policies & Services -- Selling Shares, Accounts with Low Balances."

--------------------------------------------------------------------------------

 EXAMPLE This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that the fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:

--------------------------------------------------------------------------------

   1 year                                                                 $  362
   3 years                                                                $  600
   5 years                                                                $  857
  10 years                                                                $1,590

                 11      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Policies & Services
BUYING SHARES

You may become a shareholder in any of the funds with an initial investment of $1,000 or more ($250 for a retirement plan or a Uniform Gifts to Minors Act/Uniform Transfers to Minors Act (UGMA/UTMA) account). Additional investments can be made for as little as $100 ($25 for a retirement plan or an UGMA/UTMA account). The funds have the right to waive these minimum investment requirements for employees of the funds' advisor and its affiliates. The funds also have the right to reject any purchase order.

--------------------------------------------------------------------------------
12b-1 FEES

Each fund has adopted a plan under Rule 12b-1 of the Investment Company Act that allows it to pay the fund's distributor an annual fee for the distribution and sale of its shares and for services provided to shareholders. Class A shares of the funds pay shareholder servicing fees equal, on an annual basis to 0.25% of average daily net assets.

The funds' distributor uses the shareholder servicing fee to compensate investment professionals, participating institutions and "one-stop" mutual fund networks (institutions) for providing ongoing services to shareholder accounts. These institutions receive shareholder servicing fees equal to 0.25% of a fund's Class A share average daily net assets. However, if an institution sells Class A shares at net asset value and receives a commission on that sale, the institution does not begin to receive its annual fee until one year after the shares are sold. The advisor or the distributor may pay additional fees to institutions out of their own assets in exchange for sales and/or administrative services performed on behalf of the institution's customers.

The distributor is currently waiving its Class A share 12b-1 fee for each fund. Therefore, the distributor will not pay institutions the annual fee referred to above in connection with their sales of Class A shares of the funds. Fee waivers may be discontinued at any time.

--------------------------------------------------------------------------------
CALCULATING YOUR SHARE PRICE

Your purchase price will be based on the fund's net asset value (NAV) per share, which is generally calculated as of the close of regular trading on the New York Stock Exchange (usually 3 p.m. Central time) every day the exchange is open.

A fund's NAV is equal to the market value of its investments and other assets, less any liabilities, divided by the number of fund shares. If market prices are not readily available for an investment or if the advisor believes they are unreliable, fair value prices may be determined in good faith using methods approved by the funds' board of directors.

Your purchase price is typically the net asset value of your shares, plus a front-end sales charge. Sales charges vary depending on the amount of your purchase. The funds' distributor receives the sales charge you pay and reallows a portion of the sales charge to your investment professional or participating institution.

                                                                         Maximum
                                                 Sales Charge        Reallowance
                                           As a % of     As a % of     as a % of
                                            Offering     Net Asset      Purchase
                                               Price         Value         Price
--------------------------------------------------------------------------------
Less than  $ 50,000                            2.50%         2.56%         2.25%
$ 50,000 - $ 99,999                            2.00%         2.04%         1.75%
$100,000 - $249,999                            1.50%         1.52%         1.25%
$250,000 - $499,999                            1.00%         1.01%         0.75%
$500,000 - $999,999                            0.75%         0.76%         0.50%
$1 million and over                            0.00%         0.00%         0.00%

REDUCING YOUR SALES CHARGE. As shown in the preceding tables, larger purchases of Class A shares reduce the percentage sales charge you pay. You also may reduce your sales charge in the following ways:

PRIOR PURCHASES. Prior purchases of Class A shares of any First American fund (except a money market fund) will be factored into your sales charge calculation. That is, you will receive credit for either the original purchase price or the current net asset value of the other Class A shares you hold at the time of your purchase, whichever is greater. For example, let's say you're making a $10,000 investment and you already own other First American fund Class A shares that you purchased for $25,000, but are now valued at $45,000. Since the current net asset value of your shares is greater than their purchase price, you will receive credit for their current value and your sales charge will be based on a total purchase amount of $55,000. To receive a reduced sales charge, you must notify the fund of your prior purchases. This must be done at the time of purchase, either directly with the fund in writing or by notifying your investment professional or financial institution.

PURCHASES BY RELATED ACCOUNTS. Concurrent and prior purchases of Class A shares of any First American Fund by certain other accounts also will be combined to determine your sales charge. For example, purchases made by your spouse or children under age 21 will reduce your sales charge. To receive a reduced sales charge, you must notify the fund of purchases by any related accounts. This must be done at the time of purchase, either directly with the fund in writing or by notifying your investment professional or financial institution.

LETTER OF INTENT. If you plan to invest $50,000 or more over a 13-month period in Class A shares of any First American fund except the money market funds, you may reduce your sales charge by signing a non-binding letter of intent. (If you do not fulfill the letter of intent, you must pay the applicable sales charge.) In addition, if you reduce your sales charge to zero under a letter of intent and then sell your Class A shares within 18 months of their purchase, you may be charged a contingent deferred sales charge of 1%. See "For Investments of Over $1 Million."

More information on these ways to reduce your sales charge appears in the Statement of Additional Information (SAI). The SAI also contains information on investors who are eligible to purchase Class A shares without a sales charge.


                 12      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Policies & Services
BUYING SHARES CONTINUED

--------------------------------------------------------------------------------

   FOR INVESTMENTS OF OVER $1 MILLION

   There is no initial sales charge on Class A share purchases of $1 million or more. However, your investment professional or financial institution may receive a commission of up to 1% on your purchase. If such a commission is paid, you will be assessed a contingent deferred sales charge (CDSC) of 1% if you sell your shares within 18 months. To find out whether you will be assessed a CDSC, ask your investment professional or financial institution. The funds' distributor receives any CDSC imposed when you sell your Class A shares. The CDSC is based on the value of your shares at the time of purchase or at the time of sale, whichever is less. The charge does not apply to shares you acquired by reinvesting your dividend or capital gain distributions.

   To help lower your costs, shares that are not subject to a CDSC will be sold first. Other shares will then be sold in an order that minimizes your CDSC. The CDSC for Class A shares will be waived for:

   * redemptions following the death or disability (as defined in the Internal Revenue Code) of a shareholder.

   * redemptions that equal the minimum required distribution from an individual retirement account or other retirement plan to a shareholder who has reached the age of 70 1/2.

   * redemptions through a systematic withdrawal plan, at a rate of up to 12% a year of your account's value. During the first year, the 12% annual limit will be based on the value of your account on the date the plan is established. Thereafter, it will be based on the value of your account on the preceding December 31.

--------------------------------------------------------------------------------
HOW TO BUY SHARES

You may buy shares on any day the New York Stock Exchange is open. However, purchases of shares may be restricted in the event of an early or unscheduled close of the New York Stock Exchange. Your shares will be priced at the next NAV calculated after your order is accepted by the fund, plus any applicable sales charge. To make sure that your order is accepted, follow the directions for purchasing shares given below.

BY PHONE. You may purchase shares by calling your investment professional or financial institution, if they have a sales agreement with the funds' distributor. In many cases, your order will be effective that day if received by your investment professional or financial institution by the close of regular trading on the New York Stock Exchange. In some cases, however, you will have to transmit your request by an earlier time in order for your purchase request to be effective that day. This allows your investment professional or financial institution time to process your request and transmit it to the fund. Some financial institutions may charge a fee for helping you purchase shares. Contact your investment professional or financial institution for more information.

If you are paying by wire, you may purchase shares by calling Investor Services at 1-800-637-2548 before the close of regular trading on the New York Stock Exchange (usually 3 p.m. Central time). All information will be taken over the telephone, and your order will be placed when the funds' custodian receives payment by wire. Wire federal funds as follows:

U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS, MN
ABA NUMBER 091000022

FOR CREDIT TO: DST SYSTEMS, INC.:
ACCOUNT NUMBER 160234580266

FOR FURTHER CREDIT TO (INVESTOR NAME, ACCOUNT NUMBER AND FUND NAME)

You cannot purchase shares by wire on days when federally chartered banks are closed.

BY MAIL. To purchase shares by mail, simply complete and sign a new account form, enclose a check made payable to the fund you wish to invest in, and mail both to:

FIRST AMERICAN FUNDS
C/O DST SYSTEMS, INC.
P.O. BOX 219382
KANSAS CITY, MISSOURI 64121-9382

After you have established an account, you may continue to purchase shares by mailing your check to First American Funds at the same address.

Please note the following:

*  all purchases must be made in U.S. dollars.

* third-party checks, credit cards, credit card checks and cash are not accepted.

* if a check does not clear your bank, the funds reserve the right to cancel the purchase, and you could be liable for any losses or fees incurred.

--------------------------------------------------------------------------------
INVESTING AUTOMATICALLY

To purchase shares as part of a savings discipline, you may add to your investment on a regular basis:

* by having $100 or more ($25 for a retirement plan or a Uniform Gifts to Minors Act/Uniform Transfers to Minors Act account) automatically withdrawn from your bank account on a periodic basis and invested in fund shares.

* through automatic monthly exchanges of your shares of Prime Obligations Fund, a money market fund in the First American family of funds. Exchanges must be made into the same class of shares that you hold in Prime Obligations Fund.

You may apply for participation in either of these programs through your investment professional or financial institution or by calling Investor Services at 1-800-637-2548.


                 13      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Policies & Services
SELLING SHARES

--------------------------------------------------------------------------------
HOW TO SELL SHARES

You may sell your shares on any day when the New York Stock Exchange is open. However redemption of shares may be restricted in the event of an early or unscheduled close of the New York Stock Exchange. Your shares will be sold at the next NAV calculated after your order is accepted by the fund, less any applicable contingent deferred sales charge. Be sure to read the section "Buying Shares" for a description of contingent deferred sales charges. To make sure that your order is accepted, follow the directions for selling shares given below.

The proceeds from your sale normally will be mailed or wired within three days, but in no event more than seven days, after your request is received in proper form.

To minimize the effect of large redemption requests, each fund reserves the right to fulfill these redemption requests by distributing readily marketable securities in the fund's portfolio, rather than paying you in cash. See "Policies & Services -- Managing Your Investment, Redemption In-Kind."

BY PHONE. If you purchased shares through an investment professional or financial institution, simply call them to sell your shares. In many cases, your redemption will be effective that day if received by your investment professional or financial institution by the close of regular trading on the New York Stock Exchange. In some cases, however, you will have to call by an earlier time in order for your redemption to be effective that day. This allows your investment professional or financial institution time to process your request and transmit it to the fund. Contact your investment professional or financial institution directly for more information.

If you did not purchase shares through an investment professional or financial institution, you may sell your shares by calling Investor Services at 1-800-637-2548. Proceeds can be wired to your bank account (if the proceeds are at least $1,000 and you have previously supplied your bank account information the fund) or sent to you by check. The funds reserve the right to to limit telephone exchanges to $50,000 per day.

If you recently purchased your shares by check or through the Automated Clearing House (ACH), proceeds from the sale of those shares may not be available until your check or ACH payment has cleared, which may take up to 15 calendar days from the date of purchase.

BY MAIL. To sell shares by mail, send a written request to your investment professional or financial institution, or to the fund at the following address:

FIRST AMERICAN FUNDS
C/O DST SYSTEMS, INC.
P.O. BOX 219382
KANSAS CITY, MISSOURI 64121-9382

Your request should include the following information:

*  name of the fund.

*  account number.

*  dollar amount or number of shares redeemed.

*  name on the account.

*  signatures of all registered account owners.

Signatures on a written request must be guaranteed if:

* you would like the proceeds from the sale to be paid to anyone other than to the shareholder of record.

* you would like the check mailed to an address other than the address on the funds' records.

*  your redemption request is for $50,000 or more.

A signature guarantee assures that a signature is genuine and protects shareholders from unauthorized account transfers. Banks, savings and loan associations, trust companies, credit unions, broker-dealers and member firms of a national securities exchange may guarantee signatures. Call your financial institution to determine if it has this capability.

Proceeds from a written redemption request will be sent to you by check unless another form of payment is requested.

--------------------------------------------------------------------------------
SYSTEMATIC WITHDRAWALS

If your account has a value of $5,000 or more, you may redeem a specific dollar amount from your account on a regular basis. To set up systematic withdrawals, contact your investment professional or financial institution.

You should not make systematic withdrawals if you plan to continue investing in the fund, due to sales charges and tax liabilities.

--------------------------------------------------------------------------------
REINVESTING AFTER A SALE

If you sell Class A shares of a First American fund, you may reinvest in Class A shares of that fund or another First American fund within 180 days without a sales charge. To reinvest in Class A shares at net asset value (without paying a sales charge), you must notify the fund directly in writing or notify your investment professional or financial institution.

--------------------------------------------------------------------------------

   ACCOUNTS WITH LOW BALANCES

   Except for retirement plans and Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts, if your account balance falls below $500 as a result of selling or exchanging shares, the fund reserves the right to either:

   *  deduct a $25 annual account maintenance fee, or

   * close your account and send you the proceeds, less any applicable contingent deferred sales charge.

   Before taking any action, however, the fund will send you written notice of the action it intends to take and give you 30 days to re-establish a minimum account balance of $500.


                 14      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Policies & Services
MANAGING YOUR INVESTMENT

--------------------------------------------------------------------------------
EXCHANGING SHARES

If your investment goals or your financial needs change, you may move from one First American fund to another. There is no fee to exchange shares.

Generally, you may exchange your shares only for shares of the same class. However, you may exchange your Class A shares for Class Y shares of the same or another First American fund if you subsequently become eligible to participate in that class (for example, by opening a fiduciary, custody or agency account with a financial institution which invests in Class Y shares).

Exchanges are made based on the net asset value per share of each fund at the time of the exchange. When you exchange your Class A shares of one of the funds for Class A shares of another First American fund, you do not have to pay a sales charge.

Before exchanging into any fund, be sure to read its prospectus carefully. A fund may change or cancel its exchange policies at any time. You will be notified of any changes. The funds have the right to limit exchanges to four times per year.

BY PHONE. If both funds have identical shareholder registration, you may exchange shares by calling your investment professional, your financial institution, or by calling the funds directly. To request an exchange through the funds, call Investor Services at 1-800-637-2548. Your instructions must be received before 3 p.m. Central time, or by the time specified by your investment professional or financial institution, in order for shares to be exchanged the same day.

BY MAIL. To exchange shares by written request, please follow the procedures under "Selling Shares." Be sure to include the names of both funds involved in the exchange.

--------------------------------------------------------------------------------

   TELEPHONE TRANSACTIONS

   You may buy, sell, or exchange shares by telephone, unless you elected on your new account form to restrict this privilege. If you wish to reinstate this option on an existing account, please call Investor Services at 1-800-637-2548 to request the appropriate form.

   The funds and their agents will not be responsible for any losses that may result from acting on wire or telephone instructions that they reasonably believe to be genuine. The funds and their agents will each follow reasonable procedures to confirm that instructions received by telephone are genuine, which may include taping telephone conversations.

   It may be difficult to reach the funds by telephone during periods of unusual market activity. If you are unable to reach the funds or their agents by telephone, please consider sending written instructions.

--------------------------------------------------------------------------------
REDEMPTION IN-KIND

Generally, proceeds from redemption requests will be paid in cash. However, to minimize the effect of large redemption requests on a fund and its remaining shareholders, each fund reserves the right to pay part or all of the proceeds from a redemption request in a proportionate share of readily marketable securities in the fund instead of in cash. In selecting securities for a redemption in-kind, the advisor will consider the best interests of the fund and the remaining fund shareholders, and will value these securities in accordance with the pricing methods employed to calculate the fund's net asset value per share. If you receive redemption proceeds in-kind, you should expect to incur transaction costs upon the disposition of the securities received in the redemption.

--------------------------------------------------------------------------------
STAYING INFORMED

SHAREHOLDER REPORTS. Shareholder reports are mailed twice a year, in November and May. They include financial statements and performance information, and, on an annual basis, a message from your portfolio managers and the auditors' report.

In an attempt to reduce shareholder costs and help eliminate duplication, the funds will try to limit their mailings to one report for each address that lists one or more shareholders with the same last name. If you would like additional copies, please call 1-800-637-2548.

STATEMENTS AND CONFIRMATIONS. Statements summarizing activity in your account are mailed quarterly. Confirmations are mailed following each purchase or sale of fund shares.

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS

Dividends from a fund's net investment income are declared and paid monthly. Any capital gains are distributed at least once each year.

On the ex-dividend date for a distribution, a fund's share price is reduced by the amount of the distribution. If you buy shares just before the ex-dividend date, in effect, you "buy the dividend." You will pay the full price for the shares and then receive a portion of that price back as a distribution, all or a portion of which may be taxable (to the same extent the distribution is otherwise taxable to fund shareholders).

Dividend and capital gain distributions will be reinvested in additional shares of the fund paying the distribution, unless you request that distributions be reinvested in another First American fund or paid in cash. This request may be made on your new account form, or by writing the fund, your investment professional or your financial institution. If you request that your distributions be paid in cash but those distributions cannot be delivered because of an incorrect mailing address, the undelivered distributions and all future distributions will be reinvested in fund shares.

                 15      PROSPECTUS - First American Intermediate Tax Free Funds
                                     Class A Shares

Policies & Services
MANAGING YOUR INVESTMENT CONTINUED

--------------------------------------------------------------------------------
TAXES

Some of the tax consequences of investing in the funds are discussed below. More information about taxes is in the Statement of Additional Information. However, because everyone's tax situation is unique, always consult your tax professional about federal, state and local tax consequences.

TAXES ON DISTRIBUTIONS. Each fund intends to meet certain federal tax requirements so that distributions of tax-exempt interest income may be treated as "exempt-interest dividends." These dividends are not subject to regular federal income tax. However, each fund may invest up to 20% of its net assets in municipal securities the interest on which is subject to the alternative minimum tax. Any portion of exempt-interest dividends attributable to interest on these securities may increase some shareholders' alternative minimum tax. The funds expect that their distributions will consist primarily of exempt-interest dividends. Intermediate Tax Free Fund's exempt-interest dividends may be subject to state or local taxes.

Distributions paid from any interest income that is not tax-exempt and from any net realized capital gains will be taxable whether you reinvest those distributions or take them in cash. Distributions of a fund's net long-term capital gains are taxable as long-term capital gains, regardless of how long you have held your shares.

TAXES ON TRANSACTIONS. The sale of fund shares, or the exchange of one fund's shares for shares of another fund, will be a taxable event and may result in a capital gain or loss. The gain or loss will be considered long-term if you have held your shares for more than one year. A gain or loss on shares held for one year or less is considered short-term and is taxed at the same rates as ordinary income.

If in redemption of his or her shares a shareholder receives a distribution of readily marketable securities instead of cash, the shareholder will be treated as receiving an amount equal to the fair market value of the securities at the time of the distribution for purposes of determining capital gain or loss on the redemption, and will also acquire a basis in the shares for federal income tax purposes equal to their fair market value.

The exchange of one class of shares for another class of shares in the same fund will not be taxable.

CALIFORNIA INCOME TAXATION. California Intermediate Tax Free Fund intends to comply with certain state tax requirements so that dividends it pays that are attributable to interest on California municipal securities will be excluded from the California taxable income of individuals, trusts and estates. To meet these requirements, at least 50% of the value of the fund's total assets must consist of obligations which pay interest that is exempt from California personal income tax. Exempt-interest dividends are not excluded from the California taxable income of corporations and financial institutions. In addition, dividends derived from interest paid on California municipal bonds (including securities treated for federal purposes as private activity bonds) will not be subject to the alternative minimum tax that California imposes on individuals, trusts, and estates.

COLORADO INCOME TAXATION. Dividends paid by Colorado Intermediate Tax Free Fund will be exempt from Colorado income taxes for individuals, trusts, estates and corporations to the extent that they are derived from interest on Colorado municipal securities. In addition, dividends derived from interest on Colorado municipal securities (including securities treated for federal purposes as private activity bonds) will not be subject to the alternative minimum tax that Colorado imposes on individuals, trusts, and estates.

MINNESOTA INCOME TAXATION. Minnesota Intermediate Tax Free Fund intends to comply with certain state tax requirements so that dividends it pays that are attributable to interest on Minnesota municipal securities will be excluded from the Minnesota taxable net income of individuals, estates, and trusts. To meet these requirements, at least 95% of the exempt-interest dividends paid by the fund must be derived from interest income on Minnesota municipal securities. A portion of the fund's dividends may be subject to the Minnesota alternative minimum tax. Exempt-interest dividends are not excluded from the Minnesota taxable income of corporations and financial institutions.

OREGON INCOME TAXATION. Dividends paid by Oregon Intermediate Tax Free Fund will be exempt from Oregon income taxes for individuals, trusts, and estates to the extent that they are derived from interest on Oregon municipal securities. Such dividends will not be excluded from the Oregon taxable income of corporations.

                  16     PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Additional Information
MANAGEMENT

U.S. Bank National Association (U.S. Bank), acting through its First American Asset Management division, is the funds' investment advisor. First American Asset Management provides investment management services to individuals and institutions, including corporations, foundations, pensions and retirement plans. As of September 30, 2000, it had more than $77 billion in assets under management, including investment company assets of more than $33 billion. As investment advisor, First American Asset Management manages the funds' business and investment activities, subject to the authority of the board of directors.

Each fund pays the investment advisor a monthly fee for providing investment advisory services. During the fiscal year ended September 30, 2000, after taking into account fee waivers, the funds paid the following investment advisory fees to First American Asset Management:

                                                                    Advisory fee
                                                                       as a % of
                                                                   average daily
                                                                      net assets
--------------------------------------------------------------------------------
CALIFORNIA INTERMEDIATE TAX FREE FUND                                      0.47%
COLORADO INTERMEDIATE TAX FREE FUND                                        0.40%
INTERMEDIATE TAX FREE FUND                                                 0.53%
MINNESOTA INTERMEDIATE TAX FREE FUND                                       0.53%
OREGON INTERMEDIATE TAX FREE FUND                                          0.52%
--------------------------------------------------------------------------------

DIRECT CORRESPONDENCE TO:

FIRST AMERICAN FUNDS
P.O. BOX 1330
MINNEAPOLIS, MINNESOTA 55440-1330

INVESTMENT ADVISOR

FIRST AMERICAN ASSET MANAGEMENT
601 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55402

DISTRIBUTOR

SEI INVESTMENTS DISTRIBUTION CO.
OAKS, PENNSYLVANIA 19456

PENDING ACQUISITION

On October 4, 2000, U.S. Bancorp, the parent company of the funds' investment advisor, announced that it had entered into an agreement to be acquired by Firstar Corporation. It is anticipated that this acquisition will be completed in the first quarter of 2001, subject to regulatory approval, the approval of U.S. Bancorp shareholders and the satisfaction of customary closing conditions.

ADDITIONAL COMPENSATION

U.S. Bank and other affiliates of U.S. Bancorp may act as fiduciary with respect to plans subject to the Employee Retirement Income Security Act of 1974 (ERISA) and other trust and agency accounts that invest in the funds. As described above, U.S. Bank receives compensation for acting as the funds' investment advisor. U.S. Bank and its affiliates also receive compensation in connection with the following:

CUSTODY SERVICES. U.S. Bank provides or compensates others to provide custody services to the funds. U.S. Bank is paid monthly fees equal, on an annual basis, to 0.03% of a fund's average daily net assets. In addition, U.S. Bank is reimbursed for its out-of-pocket expenses incurred while providing custody services to the funds.

ADMINISTRATION SERVICES. U.S. Bank provides or compensates others to provide administrative services to all open-end funds in the First American family of funds. These services include general administrative and accounting services, transfer agency and dividend disbursing services, and shareholder services. U.S. Bank receives total fees equal, on an annual basis, to 0.12% of the aggregate average daily net assets of all open-end mutual funds in the First American fund family up to $8 billion and 0.105% of the aggregate average daily net assets of all open-end mutual funds in the First American fund family in excess of $8 billion. These fees are allocated among the funds in the First American family of funds on the basis of their relative net asset values. The funds also pay U.S. Bank fees based upon the number of funds and accounts maintained. In addition, U.S. Bank is reimbursed for its out-of-pocket expenses incurred while providing administrative services to the funds.

SECURITIES LENDING SERVICES. In connection with lending their portfolio securities, the funds pay administrative and custodial fees to U.S. Bank which are equal to 40% of the funds' income from these securities lending transactions.

BROKERAGE TRANSACTIONS. When purchasing and selling portfolio securities for the funds, the fund's investment advisor may place trades through its affiliates, U.S. Bancorp Investments, Inc. and U.S. Bancorp Piper Jaffray Inc., which will earn commissions on these transactions.

SHAREHOLDER SERVICING FEES. To the extent that fund shares are held through U.S. Bank or its broker-dealer affiliates, U.S. Bancorp Investments, Inc. and U.S. Bancorp Piper Jaffray Inc., those entities may receive shareholder servicing fees from the funds' distributor.

PORTFOLIO MANAGEMENT

Each fund's investments are managed by a team of persons associated with First American Asset Management.


                 17      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Additional Information
MORE ABOUT THE FUNDS

--------------------------------------------------------------------------------
OBJECTIVES

The funds' objectives, which are described in the "Fund Summaries" section, may be changed without shareholder approval. If a fund's objectives change, you will be notified at least 30 days in advance. Please remember: There is no guarantee that any fund will achieve its objectives.

--------------------------------------------------------------------------------
INVESTMENT STRATEGIES

The funds' main investment strategies are discussed in the "Fund Summaries" section. These are the strategies that the funds' investment advisor believes are most likely to be important in trying to achieve the funds' objectives. You should be aware that each fund may also use strategies and invest in securities that are not described in this prospectus, but that are described in the Statement of Additional Information (SAI). For a copy of the SAI, call Investor Services at 1-800-637-2548.

INVESTMENT APPROACH. In selecting securities for the funds, fund managers first determine their economic outlook and the direction in which inflation and interest rates are expected to move. In selecting individual securities consistent with this outlook, the fund managers evaluate factors such as credit quality, yield, maturity, liquidity and portfolio diversification. In the case of Intermediate Tax Free Fund, geographical diversification is also a factor. Fund managers conduct research on potential and current holdings in the funds to determine whether a fund should purchase or retain a security. This is a continuing process the focus of which changes according to market conditions, the availability of various permitted investments, and cash flows into and out of the funds.

MUNICIPAL SECURITIES. Municipal securities are issued to finance public infrastructure projects such as streets and highways, schools, water and sewer systems, hospitals and airports. They also may be issued to refinance outstanding obligations as well as to obtain funds for general operating expenses and for loans to other public institutions and facilities.

The funds may invest in municipal securities such as "general obligation" bonds, "revenue" bonds, and participation interests in municipal leases. General obligation bonds are backed by the full faith, credit and taxing power of the issuer. Revenue bonds are payable only from the revenues generated by a specific project or from another specific revenue source. Participation interests in municipal leases are undivided interests in a lease, installment purchase contract or conditional sale contract entered into by a state or local government unit to acquire equipment or facilities. Municipal leases frequently have special risks which generally are not associated with general obligations bonds or revenue bonds. See "Risks -- Risks of Municipal Lease Obligations."

The municipal securities in which the funds invest may include refunded bonds and zero coupon bonds. Refunded bonds may have originally been issued as general obligation or revenue bonds, but become "refunded" when they are secured by an escrow fund, usually consisting entirely of direct U.S. government obligations and/or U.S. government agency obligations. Zero coupon bonds are issued at substantial discounts from their value at maturity and pay no cash income to their holders until they mature. When held to maturity, their entire return comes from the difference between their purchase price and their maturity value.

Up to 10% of each fund's total assets may be invested in inverse floating rate municipal securities. The values of these securities, as well as zero coupon bonds, may be highly volatile as interest rates rise or fall. See "Interest Rate Risk" and "Risks of Inverse Floating Rate Securities."

TEMPORARY INVESTMENTS. In an attempt to respond to adverse market, economic, political or other conditions, each fund may temporarily invest without limit in cash and in U.S. dollar-denominated high-quality money market instruments and other short-term securities, including securities which pay income that is subject to federal and state income tax. These investments may include money market funds advised by the funds' advisor. Because these investments may be taxable, and may result in a lower yield than would be available from investments with a lower quality or longer term, they may prevent a fund from achieving its investment objective.

PORTFOLIO TURNOVER. Fund managers may trade securities frequently, resulting, from time to time, in an annual portfolio turnover rate of over 100%. Trading of securities may produce capital gains, which are taxable to shareholders when distributed. Active trading may also increase the amount of commissions or mark-ups to broker-dealers that the fund pays when it buys and sells securities. The "Financial Highlights" section of this prospectus shows each fund's historical portfolio turnover rate.

--------------------------------------------------------------------------------
RISKS

The main risks of investing in the funds are summarized in the "Fund Summaries" section. More information about fund risks is presented below.

INTEREST RATE RISK. Debt securities in the funds will fluctuate in value with changes in interest rates. In general, debt securities will increase in value when interest rates fall and decrease in value when interest rates rise. Longer-term debt securities are generally more sensitive to interest rate changes. Each fund may invest in zero coupon securities, which do not pay interest on a current basis and which may be highly volatile as interest rates rise or fall. The funds' investments in inverse floating rate municipal securities also may be highly volatile with changing interest rates. See "Risks of Inverse Floating Rate Securities."


                 18      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Additional Information
MORE ABOUT THE FUNDS CONTINUED

INCOME RISK. The fund's income could decline due to falling market interest rates. This is because, in a falling interest rate environment, the fund generally will have to invest the proceeds from sales of fund shares, as well as the proceeds from maturing portfolio securities (or portfolio securities that have been called, see "Call Risk") in lower-yielding securities.

CREDIT RISK. Each fund is subject to the risk that the issuers of debt securities held by the fund will not make payments on the securities, or that the other party to a contract (such as a repurchase agreement) will default on its obligations. There is also the risk that an issuer could suffer adverse changes in financial condition that could lower the credit quality of a security. This could lead to greater volatility in the price of the security and in shares of the fund. Also, a change in the credit quality rating of a bond could affect the bond's liquidity and make it more difficult for the fund to sell.

Each fund attempts to minimize credit risk by investing in securities considered at least investment grade at the time of purchase. However, all of these securities, especially those in the lower investment grade rating categories, have credit risk. In adverse economic or other circumstances, issuers of these lower rated securities are more likely to have difficulty making principal and interest payments than issuers of higher rated securities. When a fund purchases unrated securities, it will depend on the advisor's analysis of credit risk more heavily than usual.


CALL RISK. Many municipal bonds may be redeemed at the option of the issuer, or "called," before their stated maturity date. In general, an issuer will call its bonds if they can be refinanced by issuing new bonds which bear a lower interest rate. The funds are subject to the possibility that during periods of falling interest rates, a municipal bond issuer will call its high-yielding bonds. A fund would then be forced to invest the unanticipated proceeds at lower interest rates, resulting in a decline in the fund's income.

POLITICAL AND ECONOMIC RISK. The values of municipal securities may be adversely affected by local political and economic conditions and developments. Adverse conditions in an industry significant to a local economy could have a correspondingly adverse effect on the financial condition of local issuers. Other factors that could affect municipal securities include a change in the local, state or national economy, demographic factors, ecological or environmental concerns, statutory limitations on the issuer's ability to increase taxes and other developments generally affecting the revenue of issuers (for example, legislation or court decisions reducing state aid to local governments or mandating additional services). To the extent a fund invests in the securities of issuers located in a single state, it will be disproportionately affected by political and economic conditions and developments in that state. The value of municipal securities also may be adversely affected by future changes in federal or state income tax laws, including rate reductions or the imposition of a flat tax.

RISKS OF INVERSE FLOATING RATE SECURITIES. Each fund may invest up to 10% of its total assets in inverse floating rate municipal securities. These securities pay interest at a rate that varies inversely to changes in the interest rate of specified municipal securities or a specified index. The interest rate on this type of security will generally change at a multiple of any change in the reference interest rate. As a result, the values of these securities may be highly volatile as interest rates rise or fall.

RISKS OF MUNICIPAL LEASE OBLIGATIONS. Each fund may purchase participation interests in municipal leases. These are undivided interests in a lease, installment purchase contract or conditional sale contract entered into by a state or local government unit to acquire equipment or facilities. Participation interests in municipal leases pose special risks because many leases and contracts contain "non- appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for this purpose by the appropriate legislative body. Although these kinds of obligations are secured by the leased equipment or facilities, it might be difficult and time consuming to dispose of the equipment or facilities in the event of non-appropriation, and the fund might not recover the full principal amount of the obligation.

RISKS OF ACTIVE MANAGEMENT. Each fund is actively managed and its performance therefore will reflect in part the advisor's ability to make investment decisions which are suited to achieving the fund's investment objectives. Due to their active management, the funds could underperform other mutual funds with similar investment objectives.


                 19      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Additional Information
FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

The tables that follow present performance information about the Class A shares of the funds. This information is intended to help you understand each fund's financial performance for the past five years or, if shorter, the period of the fund's operations. Some of this information reflects financial results for a single fund share. Total returns in the tables represent the rate that you would have earned or lost on an investment in the fund, excluding sales charges and assuming you reinvested all of your dividends and distributions.

The information for the fiscal years ended September 30, 2000 and September 30, 1999, has been derived from the financial statements audited by Ernst & Young LLP, independent auditors, whose report, along with the funds' financial statements, is included in the funds' annual report, which is available upon request. The information for the fiscal years ended on or before September 30, 1998, has been audited by other auditors.

CALIFORNIA INTERMEDIATE TAX FREE FUND

                                                                          Fiscal year ended September 30,
                                                                   2000          1999         1998         1997(1)
----------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                             $  9.89       $ 10.37      $ 10.04        $ 10.00
                                                                 -------       -------      -------        -------
Investment Operations:
 Net Investment Income                                              0.43          0.42         0.43           0.06
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                    0.13         (0.46)        0.33           0.04
                                                                 -------       -------      -------        -------
 Total From Investment Operations                                   0.56         (0.04)        0.76           0.10
                                                                 -------       -------      -------        -------
Less Distributions:
 Dividends (from net investment income)                            (0.43)        (0.41)       (0.43)         (0.06)
 Distributions (from capital gains)                                   --         (0.03)          --             --
                                                                 -------       -------      -------        -------
 Total Distributions                                               (0.43)        (0.44)       (0.43)         (0.06)
                                                                 -------       -------      -------        -------
Net Asset Value, End of Period                                   $ 10.02       $  9.89      $ 10.37        $ 10.04
                                                                 =======       =======      =======        =======
Total Return                                                        5.84%        (0.40)%       7.80%          1.02%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                  $ 2,344       $ 2,042      $    82        $     1
Ratio of Expenses to Average Net Assets                             0.70%         0.70%        0.70%          0.69%(2)
Ratio of Net Investment Income to Average Net Assets                4.35%         4.19%        4.22%          4.48%(2)
Ratio of Expenses to Average Net Assets (excluding waivers)         1.18%         1.17%        1.21%          1.36%(2)
Ratio of Net Investment Income to Average Net Assets
 (excluding waivers)                                                3.87%         3.72%        3.71%          3.81%(2)
Portfolio Turnover Rate                                               23%            9%          22%             3%
----------------------------------------------------------------------------------------------------------------------

(1)Class A shares have been offered since August 8, 1997.

(2)Annualized.


                 20      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Additional Information
FINANCIAL HIGHLIGHTS CONTINUED

COLORADO INTERMEDIATE TAX FREE FUND


                                                                                       Fiscal year ended September 30,
                                                                            2000        1999        1998        1997        1996
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                                       $ 10.32     $ 10.89     $ 10.61     $ 10.42     $ 10.51
                                                                           -------     -------     -------     -------     -------
Investment Operations:
 Net Investment Income                                                        0.48        0.46        0.47        0.48        0.49
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                             (0.04)      (0.55)       0.30        0.24       (0.04)
                                                                           -------     -------     -------     -------     -------
 Total From Investment Operations                                             0.44       (0.09)       0.77        0.72        0.45
                                                                           -------     -------     -------     -------     -------
Less Distributions:
 Dividends (from net investment income)                                      (0.48)      (0.46)      (0.47)      (0.48)      (0.49)
 Distributions (from capital gains)                                             --       (0.02)      (0.02)      (0.05)      (0.05)
                                                                           -------     -------     -------     -------     -------
 Total Distributions                                                         (0.48)      (0.48)      (0.49)      (0.53)      (0.54)
                                                                           -------     -------     -------     -------     -------
Net Asset Value, End of Period                                             $ 10.28    $  10.32     $ 10.89     $ 10.61     $ 10.42
                                                                           =======    ========     =======     =======     =======
Total Return                                                                  4.40%      (0.88)%      7.43%       7.11%       4.39%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                            $ 3,485    $  4,733     $ 4,301     $ 4,187     $ 2,861
Ratio of Expenses to Average Net Assets                                       0.70%       0.70%       0.70%       0.70%       0.70%
Ratio of Net Investment Income to Average Net Assets                          4.66%       4.32%       4.43%       4.55%       4.69%
Ratio of Expenses to Average Net Assets (excluding waivers)                   1.25%       1.15%       1.17%       1.16%       1.18%
Ratio of Net Investment Income to Average Net Assets (excluding waivers)      4.11%       3.87%       3.96%       4.09%       4.21%
Portfolio Turnover Rate                                                         42%         33%         19%         11%         20%
-----------------------------------------------------------------------------------------------------------------------------------

INTERMEDIATE TAX FREE FUND FUND

                                                                                       Fiscal year ended September 30,
                                                                             2000       1999        1998        1997        1996
-----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                                       $ 10.45     $ 11.05     $ 10.84     $ 10.66     $ 10.72
                                                                           -------     -------     -------     -------     -------
Investment Operations:
 Net Investment Income                                                        0.48        0.46        0.47        0.47        0.46
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                              0.04       (0.55)       0.27        0.24        0.01
                                                                           -------      -------    -------     -------     -------
 Total From Investment Operations                                             0.52       (0.09)       0.74        0.71        0.47
                                                                           -------      -------    -------     -------     -------
Less Distributions:
 Dividends (from net investment income)                                      (0.49)      (0.46)      (0.47)     ( 0.47)     ( 0.46)
 Distributions (from capital gains)                                             --       (0.05)      (0.06)     ( 0.06)     ( 0.07)
                                                                           -------     -------     -------    --------    --------
 Total Distributions                                                         (0.49)      (0.51)      (0.53)     ( 0.53)     ( 0.53)
                                                                           -------     -------     -------    --------    --------
Net Asset Value, End of Period                                             $ 10.48     $ 10.45     $ 11.05     $ 10.84     $ 10.66
                                                                           =======     =======     =======    ========    ========
Total Return                                                                  5.10%      (0.78)%      7.04%       6.84%       4.45%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                            $ 8,994     $10,713     $ 9,196    $  3,849    $  2,618
Ratio of Expenses to Average Net Assets                                       0.70%       0.70%       0.70%       0.67%       0.66%
Ratio of Net Investment Income to Average Net Assets                          4.61%       4.31%       4.31%       4.41%       4.35%
Ratio of Expenses to Average Net Assets (excluding waivers)                   1.12%       1.12%       1.11%       1.18%       1.17%
Ratio of Net Investment Income to Average Net Assets (excluding waivers)      4.19%       3.89%       3.90%       3.90%       3.84%
Portfolio Turnover Rate                                                         29%         23%         27%         66%         53%
-----------------------------------------------------------------------------------------------------------------------------------

                 21      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

Additional Information
FINANCIAL HIGHLIGHTS CONTINUED

MINNESOTA INTERMEDIATE TAX FREE FUND

                                                                                       Fiscal year ended September 30,
                                                                             2000       1999        1998        1997        1996
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA

Net Asset Value, Beginning of Period                                       $  9.79     $ 10.29     $ 10.09     $  9.91     $  9.92
                                                                           -------     -------     -------     -------     -------
Investment Operations:
 Net Investment Income                                                        0.45        0.43        0.43        0.44        0.45
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                              0.02       (0.47)       0.24        0.21        0.02
                                                                           -------     -------     -------     -------     -------
 Total From Investment Operations                                             0.47       (0.04)       0.67        0.65        0.47
                                                                           -------     -------     -------     -------     -------
Less Distributions:
 Dividends (from net investment income)                                      (0.45)      (0.43)      (0.43)      (0.44)      (0.45)
 Distributions (from capital gains)                                          (0.01)      (0.03)      (0.04)      (0.03)      (0.03)
                                                                           -------     -------     -------     -------     -------
 Total Distributions                                                         (0.46)      (0.46)      (0.47)      (0.47)      (0.48)
                                                                           -------     -------     -------     -------     -------
Net Asset Value, End of Period                                             $  9.80     $  9.79     $ 10.29     $ 10.09     $  9.91
                                                                           =======     ========    =======     =======     =======
Total Return                                                                  4.94%      (0.43)%      6.80%       6.72%       4.80%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                            $12,469     $14,629     $10,330     $ 7,453     $ 3,916
Ratio of Expenses to Average Net Assets                                       0.70%       0.70%       0.70%       0.70%       0.70%
Ratio of Net Investment Income to Average Net Assets                          4.59%       4.30%       4.30%       4.49%       4.52%
Ratio of Expenses to Average Net Assets (excluding waivers)                   1.12%       1.12%       1.11%       1.15%       1.18%
Ratio of Net Investment Income to Average Net Assets (excluding waivers)      4.17%       3.88%       3.89%       4.04%       4.04%
Portfolio Turnover Rate                                                         18%         12%         24%         20%         19%

-----------------------------------------------------------------------------------------------------------------------------------

OREGON INTERMEDIATE TAX FREE FUND

                                                                          Fiscal year ended September 30,
                                                                                2000       1999(1)
-------------------------------------------------------------------------------------------------------------
PER SHARE DATA

Net Asset Value, Beginning of Period                                           $  9.72     $ 10.23
                                                                               -------     -------
Investment Operations:
 Net Investment Income                                                            0.43        0.29
 Net Gains (Losses) on Investments
  (both realized and unrealized)                                                  0.02       (0.51)
                                                                               -------     -------
 Total From Investment Operations                                                 0.45       (0.22)
                                                                               -------     -------
Less Distributions:
 Dividends (from net investment income)                                          (0.43)      (0.29)
 Distributions (from capital gains)                                                 --          --
                                                                               -------     -------
 Total Distributions                                                             (0.43)      (0.29)

Net Asset Value, End of Period                                                 $  9.74     $  9.72
                                                                               =======     =======
Total Return                                                                      4.79%      (2.22)%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                                $ 3,303      $2,005
Ratio of Expenses to Average Net Assets                                           0.70%       0.70%(2)
Ratio of Net Investment Income to Average Net Assets                              4.47%       4.37%(2)
Ratio of Expenses to Average Net Assets (excluding waivers)                       1.13%       1.12%(2)
Ratio of Net Investment Income to Average Net Assets (excluding waivers)          4.04%       3.95%(2)
Portfolio Turnover Rate                                                             18%         13%
-----------------------------------------------------------------------------------------------------

(1)Class A Shares have been offered since February 1, 1999.

(2)Annualized.


                 22      PROSPECTUS - First American Intermediate Tax Free Funds
                                      Class A Shares

--------------------------------------------------------------------------------
FOR MORE INFORMATION

More information about the funds is available in the funds' Statement of Additional Information, and annual and semiannual reports, and on the First American funds' Internet Web site.

--------------------------------------------------------------------------------
FIRST AMERICAN FUNDS WEB SITE

Information about the First American funds may be viewed on the funds' Internet Web site at http://www.firstamericanfunds.com.

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION (SAI)

The SAI provides more details about the funds and their policies. A current SAI is on file with the Securities and Exchange Commission (SEC) and is incorporated into this prospectus by reference (which means that it is legally considered part of this prospectus).

--------------------------------------------------------------------------------
ANNUAL AND SEMIANNUAL REPORTS

Additional information about the funds' investments is available in the funds' annual and semiannual reports to shareholders. In the funds' annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the funds' performance during their last fiscal year.

You can obtain a free copy of the funds' SAI and/or free copies of the funds' most recent annual or semiannual reports by calling Investor Services at 1-800-637-2548. The material you request will be sent by first-class mail or other means designed to ensure equally prompt delivery, within three business days of receipt of the request.

You can also obtain copies of this information, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102. For more information, call 1-202-942-8090.

Information about the funds is also available on the Internet. Text-only versions of fund documents can be viewed online or downloaded from the EDGAR Database on the SEC's Internet site at http://www.sec.gov.



FIRST AMERICAN FUNDS P.O. Box 1330, Minneapolis, MN 55440-1330

First American Asset Management, a division of U.S. Bank National Association, serves as the investment advisor to the First American Funds.

First American Funds are distributed by SEI Investments Distribution Co. which is located in Oaks, PA 19456 and is not an affiliate of U.S. Bank.

12/2000 PROINTTXR-00

SEC file number: 811-05309


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